Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-1 of our report dated September 19, 2006 (November 22, 2006 as to Note 19), relating to the financial statements of Trina Solar Limited, appearing in the Registration Statement on Form F-1 No.333-139144, and to the reference to us under the heading “Experts” in the Prospectus, which is part of such Registration Statement.

/s/ Deloitte Touche Tohmatsu CPA Ltd.

Shanghai, China

December 18, 2006